UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant	☐
Filed by a Party other than the Registrant	☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

GENWORTH FINANCIAL, INC.

(Name of Registrant as Specified in Its Charter)

SCOTT KLARQUIST

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐	Fee paid previously with preliminary materials:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Scott Klarquist published the following Tweet on April 12, 2022 [handle: @sevencornerscap]:

"I bot another 20K $GNW shares on the open market today and now have personally purchased more shares than all of the other so-called "Independent Directors" combined over the past 5 years. Meanwhile, $GNW has disclosed spending $55K in shareholder $$$ to avoid accountability [thumbs down emoji]

4:00 PM · Apr 12, 2022·Twitter for iPad"

CERTAIN INFORMATION CONCERNING THE PARTICIPANT:

Scott Klarquist intends to file a definitive proxy statement and accompanying proxy card with the Securities and Exchange Commission (SEC) to be used to solicit votes at the 2022 annual meeting of stockholders of Genworth Financial, Inc., a Delaware corporation (the Company). MR. KLARQUIST STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PROXY SOLICITATION MATERIALS, WHEN AVAILABLE, WILL BE POSTEDUNDER THE "ACTIVISM" TAB ON SEVENCORNERSCAPITAL.COM.

As of the date hereof, Mr. Klarquist may be deemed to directly beneficially own 50,100 shares of Class A common stock, par value $0.001 per share, of the Company.